SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2015

IF BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35226	45-1834449
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 East Cherry Street, Watseka, Illinois	60970
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (815) 432-2476

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

As previously disclosed by IF Bancorp, Inc. (the “Company”), the holding company for Iroquois Federal Savings and Loan Association (“Iroquois Federal”), in a press release and Current Report on Form 8-K filed by the Company with the SEC on April 15, 2015 (the "April 2015 Form 8-K"), Alan D. Martin, President and Chief Executive Officer of the Company, will retire as President and Chief Executive Officer effective September 30, 2015.  Although Mr. Martin will retire as President and Chief Executive Officer, he will continue on as a director of the Company.

The Company also disclosed in the April 2015 Form 8-K, that its current Senior Executive Vice President and Chief Operating Officer of the Company, Walter H. Hasselbring, III, age 59, will become President and Chief Executive Officer of the Company effective October 1, 2015, upon Mr. Martin’s retirement. Mr. Hasselbring has served with Iroquois Federal since 1978, and is currently responsible for the daily operations of Iroquois Federal, including ongoing risk management and development of new business opportunities.  Mr. Hasselbring has loans from Iroquois Federal under an employee loan program as disclosed in the Company’s proxy statement for the 2014 annual meeting of the Company’s stockholders as filed with the SEC on October 10, 2014.

Also on October 1, 2015, Linda L. Hamilton, age 59, will become Executive Vice President-Chief Operating Officer of the Company and Iroquois Federal.  Ms. Hamilton joined Iroquois Federal as Community President for the Champaign/Savoy market in November, 2014.  She is currently a Senior Vice President.  Prior to joining Iroquois Federal, she most recently served as Executive Vice President and Chief Operating Officer for Freestar Bank.  Ms. Hamilton has 37 years of banking experience in the areas of operations, IT, compliance, retail banking, risk management and marketing.  She holds a B.S. in Liberal Arts and Sciences from the University of Illinois and attended the Executive Graduate School of Banking. She was formerly a board member of the Illinois Bankers Association, President of the Champaign County Bankers Federation and an instructor at the Illinois Bankers School.  Ms. Hamilton is an active member of Champaign West Rotary, a past president of the Executive Club of Champaign County, and a former board member and treasurer of Lincolnshire Fields Country Club.  She was the 2000 recipient of the Athena Award.

Item 8.01               Other Events

On September 9, 2015, IF Bancorp, Inc. (the “Company”) announced that its Board of Directors declared a cash dividend of $0.05 per common share.  The dividend will be paid on or about October 14, 2015, to stockholders of record as of the close of business on September 21, 2015.  A copy of the Company’s press release announcing the Company’s cash dividend is attached as Exhibit 99.1 to this report.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

99.1        Press release dated September 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IF BANCORP, INC.
DATE: September 9, 2015	By:	/s/ Alan D. Martin
Alan D. Martin
President and Chief Executive Officer